SUB-ADVISORY AGREEMENT

THIS AGREEMENT is made and entered into on this 24th day of May, 2018 by and among OC Private Capital, LLC a Delaware limited liability company (the “Adviser”), and Carlyle Global Credit Investment Management L.L.C., a Delaware limited liability company (the “Subadviser”).

W I T N E S S E T H:

WHEREAS, OFI Carlyle Private Credit Fund (the “Fund”) is registered with the U.S. Securities and Exchange Commission (the “SEC”) as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), operating as an interval fund under the 1940 Act;

WHEREAS, the Fund has appointed OC Private Capital, LLC (the “Adviser”) as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement (the “Advisory Agreement”);

WHEREAS, the Adviser and Subadviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are engaged in the business of rendering investment advice;

WHEREAS, the Advisory Agreement permits the Adviser, at its option, subject to approval by the Fund’s Board of Trustees (the “Board”) and, to the extent necessary, shareholders of the Fund, to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

WHEREAS, the Adviser desires to retain the Subadviser to assist it in the provision of a continuous investment program for the Fund’s assets, and the Subadviser is willing to render such services, subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the parties do mutually agree and promise as follows:

1.	Appointment as Subadviser.

(a)       Appointment and Acceptance as Subadviser. The Adviser hereby retains the Subadviser to act as subadviser and manage on a discretionary basis the Fund’s assets and investments, and to provide investment advice to the Fund as hereinafter set forth, subject to the oversight of the Adviser and the Board and subject to the terms of this Agreement; and the Subadviser hereby accepts such appointment.

2.	Duties of Subadviser.

(a)       Investments. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment objectives, investment policies and restrictions of the Fund as set forth in the Fund’s registration statement, prospectus and Statement of Additional Information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the “Prospectus”) along with the requirements applicable to registered investment companies under applicable laws (including the 1940 Act), the oversight and direction (excluding, for the avoidance of doubt, any direction with respect to the selection and management of the specific investments) of the Adviser and the Board, and any portfolio guidelines (including the list of securities permitted to be and/or restricted from trading) agreed from time to time in writing by the Adviser and Subadviser (“Guidelines”), at its own expense as provided in Section 4 hereof in consideration of the fees payable as provided in Section 5 hereof, to: (i) regularly provide investment advice, research and recommendations to the Fund; (ii) furnish, supervise and monitor a continuous investment program for the Fund and the composition of its portfolio to determine in its discretion what securities, cash and other investments shall be purchased, retained or sold; and (iii) arrange, subject to the provisions of paragraph (d) below, for the purchase and sale of securities and other investments with respect to the Fund’s assets. The Adviser shall provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund and the Fund’s affairs.

The Adviser hereby authorizes the Subadviser, at all times in accordance with the Prospectus and the Guidelines, to (i) enter into, on behalf of the Fund and as its subadviser and/or agent in fact, (A) any agreement, and any supporting documentation, with any futures commission merchant registered with the U.S. Commodity Futures Trading Commission (“CFTC”) to provide execution and clearing services for exchange-traded commodity futures contracts, options on futures contracts and cleared swaps for the Fund and (B) futures (including security futures) contracts, forward foreign currency exchange contracts, options on securities (listed and over-the-counter), options on indices (listed and over the- counter), options on foreign currency and other foreign currency transactions, swap transactions (cleared or un-cleared) (including, without limitation, interest rate, credit default, total return, and related types of swap and notional rate agreements), options on swap transactions, forward rate agreements, TBA transactions and other transactions involving the forward purchase or sale of securities, repurchase and reverse repurchase transactions, buy/sell back transactions and other similar types of investment contracts or transactions, and any agreements, instruments or documentation governing any of the foregoing (including, without limitation, brokerage agreements, execution agreements, ISDA master agreements, master securities forward transactions agreements, master repurchase agreements, master securities lending agreements, security or collateral agreements, control agreements and any other agreements, instruments or documents similar or incidental to the foregoing that currently are, or in the future become, customary or necessary with respect to the documentation of any of the foregoing, and any schedules and annexes to the aforementioned agreements, instruments and documents, and any releases, consents, waivers, amendments, elections or confirmations to any of the aforementioned agreements, instruments and documents (collectively, “Investment Instruments”), (ii) pledge and deliver cash, securities, commodities or other assets of the Fund as collateral security in connection with any Investment Instrument, and (iii) otherwise act on behalf of the Fund in connection with the exercise of any rights or the satisfaction of any obligations and liabilities of the Fund under any Investment Instruments or other agreement or documentation.

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(b)       Allocations to be set by Adviser. The Adviser shall oversee the allocation of the Fund’s assets across the various investment strategies permitted under the Fund’s Prospectus. The Subadviser shall manage the portfolio securities in a manner consistent with target investment strategy weightings indicated by the Adviser.

(c)       Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement or otherwise, the Subadviser shall act in conformity with the Fund’s Declaration of Trust (as it may be amended or modified from time to time), By-Laws (as they may be amended or modified from time to time), procedures and policies (“Policies”) adopted by the Board and/or by the Adviser, the Guidelines, and the Prospectus and with instructions and directions received in writing from the Adviser or the Board and will conform to and comply with the requirements of the 1940 Act, the Advisers Act and, to the extent applicable, the Commodity Exchange Act, as amended (“CEA”), and the rules and regulations adopted under the 1940 Act, the Advisers Act and, to the extent applicable, the CEA, from time to time, the Internal Revenue Code of 1986, as amended (the “Code”), and all applicable federal and state laws and regulations necessary to allow the Fund to qualify as a “regulated investment company” as defined in Subchapter M of the Code. The Subadviser shall maintain compliance procedures and processes that are reasonably designed to ensure compliance with all laws, rules, regulations and requirements applicable to the investment adviser of a closed-end investment company like the Fund under the Advisers Act, including Rule 206(4)-7 thereunder, and the 1940 Act. No supervisory activity undertaken by the Adviser shall limit the Subadviser’s full responsibility for all of its obligations and responsibilities hereunder. To the extent that the CEA and the CFTC regulations require (A) registration by the Subadviser as a commodity pool operator or commodity trading adviser and/or membership with the National Futures Association (“NFA”) with respect to the Fund, (B) specific disclosure, as applicable to the investors in the Fund, or (C) filing of reports and other documents with respect to the Fund, Subadviser shall promptly and fully comply, or work with the Adviser to take reasonable steps to cause the Fund to comply, with all such requirements.

The Adviser shall provide the Subadviser with copies of the Fund’s Declaration of Trust, By-Laws, Policies, the Guidelines, and the Prospectus, and shall provide the Subadviser with reasonable notice of any change in the Fund’s investment objectives, policies and restrictions as stated in the Prospectus or in any Policies or Guidelines adopted by the Board and/or the Adviser, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Fund’s portfolio in compliance with such documents and changes, provided that the Subadviser has received notice of the effectiveness of such changes from the Fund or the Adviser and any such changes to the investment objectives, policies, restrictions or guidelines for the Fund shall be reasonably acceptable to the Subadviser, provided, further, that any such changes shall be deemed to be acceptable to the Subadviser unless the Subadviser has provided the Adviser written notice within seven (7) business days of receiving such documents that any of the changes are not reasonably acceptable. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes.

The Subadviser shall not delegate investment advisory services to any third party concerning transactions for the Fund without the prior written consent of the Adviser or the Board.

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(d)       Voting of Proxies. Absent specific written instructions to the contrary provided to the Subadviser by the Adviser, the Subadviser shall vote, either in person or by proxy, all securities in which the Fund may be invested from time to time in accordance with its proxy voting procedures and provide a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Fund to file Form N-PX as required. The Subadviser shall provide its proxy voting policy (“Proxy Policy”) to the Board and the Adviser, and, if requested by the Adviser, shall provide a summary of the Proxy Policy suitable for including in the Prospectus. The Subadviser shall provide the Board and the Adviser with any material amendment to the Proxy Policy within a reasonable time after such amendment has taken effect. The Subadviser shall promptly inform the Adviser of all tender offers, rights offerings and other voluntary corporate action requests affecting securities in the Fund and, absent specific written instructions to the contrary provided to the Subadviser by the Adviser, shall respond on behalf of the Fund to all such corporate action requests and shall complete and file notices of claims in connection with class action lawsuits concerning securities in the Fund.

(e)       Brokerage. The Subadviser is authorized, subject to the supervision and oversight of the Adviser and the Board, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Fund’s portfolio securities or other investments with or through, such persons, brokers or dealers, futures commission merchants or other counterparties (“brokers”) as the Subadviser may elect and negotiate commissions to be paid on such transactions; provided, however, that a broker affiliated with the Subadviser shall be used only in transactions permissible under applicable laws, rules and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder, as well as permitted by the Policies adopted by the Fund. The Subadviser, upon reasonable request of the Adviser, shall promptly provide the Adviser with copies of all agreements regarding brokerage arrangements related to the Fund.

The Subadviser shall enter into transactions and place orders for the purchase and sale of portfolio investments for the Fund’s account with brokers, dealers and/or other counterparties selected by the Subadviser. In the selection of such brokers, dealers and/or other counterparties and the entering into of such transactions and placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker, dealer or counterparty involved, and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any SEC guidance issued

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thereunder) to the Subadviser an amount of commission for effecting an investment transaction in the Fund that is in excess of the amount of commission or spread that another broker or dealer would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission or spread was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibility of the Subadviser with respect to the accounts for which it exercises investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act). It is recognized that the services provided by such brokers and dealers may be useful to the Subadviser in connection with the Subadviser’s services to other clients. The Subadviser is responsible for obtaining a completed Form W-9 from any broker it selects to place orders for the Fund, and responsible for providing such to the Adviser and the Fund.

On an ongoing basis, but not less often than annually, the Subadviser shall provide a written report, in a form reasonably agreed to between the Subadviser and the Adviser, summarizing the considerations used for selecting brokers, dealers and other counterparties in the Subadviser’s purchases and sales of portfolio investments and analysis regarding “best execution,” taking into account the Subadviser’s best execution policy (provided that the Subadviser shall not be required to weigh any particular factor on an equal basis), as well as any “soft dollar” or similar arrangements that the Subadviser maintains with brokers or dealers that execute transactions for the Fund, and of all research and other services provided to the Subadviser by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of transactions for the Fund by the Subadviser to the broker or dealer.

On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations (including any applicable exemptive orders or SEC guidance) and subject to the trade allocation procedures approved by the Fund’s Board or the Adviser, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions or spreads and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in accordance with the approved procedures.

The Subadviser shall render reports to the Adviser and/or to the Board as reasonably requested regarding commissions generated as a result of trades executed for the Fund, as well as information regarding third-party services, if any, received by the Subadviser as a result of trading activity relating to the Fund with brokers and dealers.

(f)       Code of Ethics. The Subadviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), shall observe and comply with Rule 17j-1 and the Subadviser’s written code of ethics, as the same may be amended from time to time (“Code of Ethics”). On at least a quarterly basis, the Subadviser shall, at the request of the Adviser, either (i) certify to the Adviser that the Subadviser and its Access Persons have complied in all material respects with the Subadviser’s Code of Ethics or (ii) identify any (A) material violations

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which have occurred with respect to the Code of Ethics or (B) with respect to any Access Persons who provide services to the Fund, multiple violations (whether or not material) by the same individual(s) which have occurred with respect to the Code of Ethics. Quarterly, the Subadviser shall furnish a written report, which complies with the requirements of Rule 17j-1, concerning its Code of Ethics, to the Fund and the Adviser. The Subadviser shall notify the Adviser promptly of any material violation of the Code of Ethics involving employees providing services to the Fund and provide information relevant to the Fund related to any such violation. Further, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees. Upon the written request of the Adviser or Subadviser, the Subadviser shall permit the Adviser, its employees or agents, to examine the reports (or summaries of the reports) required to be made by the Subadviser under Rule 17j-1(c)(1) and other records evidencing enforcement of the Code of Ethics.

(g)       Books and Records. The Subadviser shall maintain, and provide to the Fund’s Administrator for inclusion in the Fund’s records, all records that are required of an investment adviser of a registered investment company pursuant to the applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the CEA and the rules and regulations under the 1940 Act, the Advisers Act and, to the extent applicable, the CEA. The Subadviser acknowledges that the records that it maintains with respect to the Fund that are included in the Fund’s records are property of the Fund and further agrees that all accounts, books and other records maintained and preserved by it shall be surrendered promptly to the Fund, or to any third party at the Fund’s direction, including the Adviser or any governmental agency or other instrumentality having regulatory authority over the Adviser or the Fund; provided, that the Subadviser may at its own expense make and retain copies of any such records.

(h)       Information Concerning the Fund’s Assets and Subadviser. From time to time as the Adviser or the Board may request, the Subadviser shall furnish the requesting party information and reports on portfolio transactions and on the securities and other assets held in the portfolio, all in such detail, form and frequency as the Adviser or the Board may reasonably request. The Subadviser shall respond in writing to any request or questionnaire from the Fund’s Board under Section 15(c) of the 1940 Act.

The Adviser shall furnish to the Subadviser the Prospectus, proxy statements, reports to shareholders, financial statements, Declaration of Trust and By−Laws, and any amendments thereto, and such other information with regard to the affairs of the Fund as the Subadviser may reasonably request.

The Adviser acknowledges and agrees that, provided that the Subadviser has provided the Adviser with complete, accurate and timely information regarding the Subadviser’s activities relating to the Fund, the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Fund, including, without limitation, the 1940 Act, the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of (x) material information furnished in writing

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by the Subadviser to the Fund or to the Adviser specifically for inclusion in the Prospectus, or (y) information which was provided to the Subadviser to review and which the Subadviser approved as to the accuracy of such information. The Subadviser shall provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Fund as may be required to be contained in the Prospectus. The Subadviser shall review all disclosure about the Fund and the Subadviser contained in the Fund's Prospectus and certain advertisements for accuracy and shall approve or disapprove of such disclosure within seven (7) business days of receiving such disclosure.

The Subadviser shall further provide to the Adviser, the Fund or the Board in a timely manner with such information and assurances (including certifications and sub-certifications) and with such assistance as the Adviser, the Fund or the Board may reasonably request from time to time (subject to the Subadviser’s receipt of any necessary information from issuers held in the Fund’s portfolio) in order to assist it in complying with applicable laws, rules, regulations and exemptive orders, including requirements in connection with the Adviser’s, the Subadviser’s or the Board’s fulfillment of its responsibilities under Section 15(c) of the 1940 Act and the preparation and/or filing of periodic and other reports and filings required to maintain the registration and qualification of the Fund, or to meet other regulatory or tax requirements applicable to the Fund. The Subadviser shall review all draft reports to shareholders, Prospectus or amendments thereto or portions thereof that relate to the Subadviser and its relationship to the Fund (including the Fund’s investments, strategies and risks) and other documents related to the Fund provided to the Subadviser and shall provide comments on such drafts and/or certifications or sub-certifications as to the accuracy of the information provided by the Subadviser and/or contained in such reports or other documents within seven (7) business days of receiving such draft report, Prospectus (including any amendment to the Prospectus) or other document.

The Subadviser shall report regularly on a timely and ongoing basis to the Adviser and to the Board and shall make appropriate persons, including portfolio managers, available for the purpose of reviewing with representatives of the Adviser and the Board on a regular basis at reasonable times the management of the Fund, the performance of the Fund in relation to standard industry indices and the Fund’s own performance benchmark, and general conditions affecting the marketplace. The Subadviser shall render to the Adviser and the Board on a timely basis such other periodic and special reports regarding its activities under this Agreement as the Adviser or the Board may reasonably request. The Subadviser shall, (i) on a continuing basis, provide the distributor of the Fund (the “Distributor”) with assistance with diligence, educational and informational efforts of consultants, financial advisers, other intermediaries and possible investors in the Fund in such amount and form as the Distributor may reasonably request from time to time, and (ii) upon reasonable notice from the Distributor, use reasonable efforts to cause the portfolio manager(s) or other person who manages or is responsible for overseeing the management of the Fund to provide such diligence, educational and informational assistance to the Distributor, including, without limitation, by participating in conference calls, meetings and road trips.

The Subadviser shall further notify the Adviser promptly upon detection of any (i) error in connection with its management of the Fund, including but not limited to any trade errors, (ii) breach of any of the Policies or Guidelines, (iii) violation of any applicable law or regulation,

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including the 1940 Act and the Code, or (iv) material violation of the Subadviser’s own compliance policies and procedures, in each case that relate to the Fund. In the event of detection of such an error, breach or violation, the Subadviser shall promptly inform the Adviser and also provide a memorandum to the Adviser that sufficiently describes any such error and the action to be taken to prevent future occurrences of such error or, alternatively, a statement that the Subadviser has reviewed the relevant controls, and has determined those controls are reasonably designed to prevent additional errors in the future (and, to the extent relevant, that such controls are reasonably designed to prevent violations of the federal securities laws). The Subadviser shall maintain errors and omission insurance coverage and fidelity insurance coverage, each in at least such minimum amounts as agreed upon from time to time by the Adviser and the Subadviser, and from insurance providers that are in the business of regularly providing insurance coverage to investment advisers. The Subadviser shall provide prior written notice to the Adviser: (A) of any material changes in its insurance policies or insurance coverage; or (B) if any material claims will be made on its insurance policies.

The Subadviser shall, upon becoming aware, promptly notify the Adviser and the Fund in writing if: (i) there is a material breach of this Agreement; (ii) any of the representations and warranties of the Subadviser contained herein (x) that are qualified by materiality becomes inaccurate after the execution of this Agreement or (y) that are not qualified by materiality becomes materially inaccurate after the execution of this Agreement; (iii) the Subadviser is, or likely will become subject to, any statutory disqualification pursuant to Section 9(b) of the 1940 Act or otherwise that would prevent the Subadviser from serving as an investment adviser or performing its duties pursuant to this Agreement. The Subadviser shall notify the Adviser and the Fund promptly if any statement regarding the Subadviser contained in the Fund’s Prospectus with respect to the Fund, or any amendment or supplement thereto, becomes untrue or incomplete in any material respect.

(i)       Custody Arrangements. The Subadviser shall at no time have custody or physical control of any assets or cash of the Fund. The Subadviser shall on each business day provide the Adviser, the Fund and the Fund’s custodian such information as the Adviser, the Fund and the Fund’s custodian may reasonably request relating to all transactions and portfolio holdings of the Fund. The Subadviser shall advise the Fund’s custodian and the Adviser on a prompt basis of each purchase and sale of a portfolio investment specifying the name of the issuer, the description and amount purchased or sold, the market price, commission or spread and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may reasonably be required. The Subadviser shall arrange for the transmission to the custodian and accounting agent on a daily basis such confirmation, trade tickets, and other documents and information as may be reasonably necessary to enable the custodian and accounting agent to perform their administrative and recordkeeping responsibilities with respect to the Fund.

(j)       Assistance with Valuation. The Adviser and the Board are responsible for the accuracy, reliability, and completeness of any market or fair market value determinations of the Fund’s portfolio investments. The Subadviser shall provide information and assistance reasonably required by the Adviser or its designated agent(s) in determining or assessing the market value of securities or other instruments held in the Fund, including those securities or

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instruments for which market quotations are not readily available or for which the Adviser or the Board has otherwise determined are to be fair valued. In addition, in order to assist in the Fund’s obligation to value its portfolio assets to determine the Fund’s net asset value and upon the request of the Adviser, the Subadviser shall assist the Fund or the Adviser and their designated agent(s) in their determination of whether prices obtained for valuation purposes accurately reflect the fair value of the Fund’s assets at such times as the Adviser or its agents shall reasonably request. Without limiting the foregoing, the Subadviser shall provide the reasonable portfolio investments data and relevant information underlying its market or fair value recommendations to the Adviser or its designated agents as the Adviser reasonably requests. The Subadviser shall also provide the Adviser and its designated agent(s) with notice and analysis of any events that may affect or relate to the valuation of the Fund’s portfolio securities on a weekly basis and undertakes to monitor for such events with respect to all securities held by the Fund.

(k)       Compliance Program. The Subadviser shall cooperate fully with the Fund’s Chief Compliance Officer in executing his/her responsibilities to monitor service providers of the Fund pursuant to Rule 38a-1 under the 1940 Act, including but not limited to providing copies of the Subadviser’s compliance policies and procedures, and reporting information as reasonably requested by the Adviser and the Board.

(l)       Interaction With Other Service Providers. The Subadviser shall cooperate with and provide reasonable assistance to the Adviser, the Board, the Fund’s administrator, the Fund’s custodian and foreign custodians, the Fund’s transfer agent and pricing agents and all other agents and representatives of the Fund and the Adviser, keep all such persons fully informed as to such matters as may be reasonably necessary to the performance of their obligations to the Fund and the Adviser, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

(m)       Insurance. The Subadviser agrees that it shall maintain at all times during the course of this Agreement and for the period thereafter in which indemnification obligations thereto could be triggered, an insurance policy with respect to the Subadviser in a commercially reasonable amount and on commercially reasonable terms taking into account the aggregate amount that it could potentially be required to pay based on actual or potential liabilities in connection with its indemnification or other obligations under this Agreement.

3.        Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser. The Subadviser shall perform its obligations under this Agreement and will require any individual performing work on its behalf to perform such work (i) in a diligent, professional and commercially reasonable manner and (ii) in compliance with all applicable laws, rules and regulations, including, without limitation, applicable anti-corruption, anti-bribery, anti-money laundering and data privacy laws.

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4.        Expenses. During the term of this Agreement, the Subadviser shall pay all expenses incurred by it in connection with its activities under this Agreement, including without limitation all costs associated with attending or otherwise participating in regular or special meetings of the Board, shareholders and with the Adviser, as requested, additions or modifications to the Subadviser’s operations necessary to perform its services under this Agreement and all costs associated with any information or proxy statements and/or other disclosure materials that are for the primary benefit of the Subadviser (including any legal fees and any shareholder meeting and/or solicitation costs, if applicable). The Subadviser shall, at its sole expense, provide the office space, furnishings, equipment and personnel required, and employ or associate itself with such persons or firms as it believes to be qualified, to execute its duties under this Agreement. The Subadviser shall not be responsible for the cost of making investments (including third-party fees and expenses with respect to or associated with finders fees (or similar costs associated with identifying investments), negotiating, evaluating (including due diligence) and investing in, any such investments) purchased or sold for the Fund.

Except as otherwise provided in this Agreement or by law, the Subadviser shall not be responsible for the Fund’s or Adviser’s expenses, which shall include, but not be limited to: organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services(including expenses of legal counsel to the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund, the Adviser or the Subadviser); taxes (including without limitation securities and commodities issuance and transfer taxes) and governmental fees (including without limitation fees payable by the Fund to Federal, State or other governmental agencies and associated filing costs); dues and expenses incurred in connection with membership in investment company organizations (including without limitation membership dues of the Investment Company Institute); costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, depositories, transfer agents, dividend disbursing agents and dividend reinvestment plan agents (including under the custody, administration and other agreements); costs of valuation service providers retained by the Fund or the Adviser; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); fees and expenses of registering or qualifying securities of the Fund for sale in the various states; fees and expenses incident to listing of the Fund’s shares on any exchange; postage, freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund, the Adviser or the Subadviser and of any other trustees or members of any advisory board or committee who are not employees of the Adviser or Subadviser or any corporate affiliate of the Adviser or Subadviser; salaries of shareholder relations personnel; costs of shareholders meetings; insurance (including without limitation insurance premiums on property or personnel (including without limitation officers and Trustees of the Fund) of the Fund which inure to its benefit); interest; brokerage costs (including without limitation brokers’ commissions or transactions costs chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party); the Fund’s proportionate share of expenses related to co-investments; all expenses incident to the payment of any dividend, distribution (including any

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dividend or distribution program), withdrawal or redemption, whether in shares or in cash; the costs associated with the Fund’s share repurchase program; the cost of making investments (including third-party fees and expenses with respect to or associated with negotiating any such investments) purchased or sold for the Fund; litigation and other extraordinary or non-recurring expenses (including without limitation legal claims and liabilities and litigation costs and any indemnification related thereto) (subject, however, to Section 10 hereof); and all other charges and costs of the Fund’s operations.

The Fund or the Adviser, as the case may be, shall reimburse the Subadviser or its affiliates for any expenses of the Fund or the Adviser as may be reasonably incurred by the Subadviser as specifically provided for in this Agreement (including, for the avoidance of doubt, any of the above expenses incurred by the Subadviser or its affiliates on the Fund’s behalf or as specifically agreed to beforehand by the Adviser). The Subadviser shall keep and supply to the Fund and the Adviser reasonable records of all such expenses.

5.        Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Subadviser shall be entitled to the fee as described on Exhibit A. Such fee shall be payable monthly from the Adviser, computed and calculated as described in Exhibit A. Adviser shall pay or cause the Fund to pay, as appropriate, such amounts directly to the Subadviser at the same time (or promptly following such time) fees are paid to the Adviser pursuant to the Advisory Agreement.

The method of determining net assets of the Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the shares as described in the Fund’s Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

6.        Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser and the Fund as follows:

(a)               The Subadviser is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed and will continue to be so registered for so long as this Agreement remains in effect;

(b)               The Subadviser is a limited liability company duly organized and properly registered and operating under the laws of the State of Delaware with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

(c)               The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser’s powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do

11

not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

(d)               The Subadviser has reviewed the registration requirements of the CEA and the NFA relating to commodity trading advisers and is either appropriately registered with the CFTC and a member of the NFA or exempt or excluded from CFTC registration requirements and has provided the Subadviser and the Fund with a copy of any document evidencing its application for or receipt of such exemption or exclusion, and any amendments thereto;

(e)               The Subadviser has adopted and implemented a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code of Ethics”) and has provided the Adviser and the Fund with a copy of such Code of Ethics and any amendments thereto;

(f)                The Subadviser has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Subadviser, its employees and officers (“Compliance Procedures”) and has provided the Adviser and the Fund with a copy of such Compliance Procedures and any amendments thereto;

(g)               The Subadviser is in compliance with all applicable laws, rules and regulations, including, without limitation, applicable anti-corruption, anti-bribery, anti-money laundering and data privacy laws, and has policies and procedures to ensure compliance with all such laws, rules and regulations;

(h)               The Form ADV of the Subadviser provided to the Adviser is and all amendments and annual updates to the Subadviser's Form ADV to be provided to Adviser shall be a true and complete copy of the form as currently in effect and to the extent required, filed with the SEC, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(i)                 The Subadviser has reviewed the Prospectus, and represents and warrants that, with respect to the disclosure about the Subadviser or information relating to the Subadviser, such Prospectus contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of material fact necessary to make the statements contained therein not misleading;

(j)                 The Subadviser has in place, and shall have in place during the entire term of this Agreement, a business continuity plan, which may be updated from time to time, that governs the Subadviser’s treatment of (i) material data processed by the Subadviser’s computer system in the performance of its duties hereunder and the retrieval of any such material data from the Subadviser’s back-up facilities and (ii) the performance of its duties under this Agreement relating to contingency planning, disaster recovery, back-up processing, recovery time objective, resumption operating capacities, escalation, activation and crisis management procedures; and

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(k)               This Agreement is enforceable against the Subadviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.        Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows:

(a)       The Adviser is registered as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed and will continue to be so registered for so long as this Agreement remains in effect;

(b)       The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

(c)       The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(d)       The Adviser acknowledges that it received a copy of the Subadviser's Form ADV prior to the execution of this Agreement;

(e)       The Adviser has duly entered into the Advisory Agreement pursuant to which the Fund authorized the Adviser to enter into this Agreement; and

(f)       This Agreement is enforceable against the Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

8.        Delivery of Documents to the Adviser. The Subadviser has furnished the Adviser with true, accurate and complete copies of the following:

(a)       The Subadviser’s Form ADV, as of the date hereof;

(b)       Separate lists of persons who the Subadviser wishes to have authorized to give written and oral instructions to custodian(s) of the Fund; and

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(c)       The Subadviser’s Code of Ethics, Proxy Voting Policy, Valuation Policy and Procedures, 206(4)-7 Policies and Procedures, and other Compliance Policies and Procedures of the Subadviser, as in effect on the date hereof.

The Subadviser shall furnish the Adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing.

9.        Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Subadviser and the Adviser pursuant to Sections 6 and 7, respectively, shall survive the termination of this Agreement. In the event that any of the foregoing representations and warranties of the parties are no longer true, the applicable party shall promptly notify the other and/or update all information and documents which such party is required to provide to the other party hereunder.

10.       Liability and Indemnification.

(a)       Standard of Care and Liability. The Subadviser shall act in good faith, use reasonable care and act in a manner consistent with applicable federal and state laws and regulations, and the documents and instruments governing the Fund, in rendering services in accordance with the terms of this Agreement. Except as set forth in (b) below, in the absence of willful misconduct, the lack of good faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, members, directors, officers, trustees and employees (“Affiliates”) and each person, if any, who within the meaning of Section 15 of the 1933 Act controls, is controlled by or is under common control with the Subadviser (“Control Persons”) shall not be liable for any error of judgment or mistake of law and shall not be subject to any expenses or liability to the Adviser, the Fund or any of the Fund’s shareholders, in connection with the matters to which this Agreement relates. Except as set forth in (c) below, in the absence of willful misconduct, the lack of good faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser’s Control Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Fund assets; provided, however, that nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, federal and state securities or commodities laws.

(b)       The Subadviser shall indemnify and hold harmless the Adviser and each of its Affiliates and Controlling Persons and their respective partners, members, directors, officers, trustees, employees and agents (each, an “Adviser Indemnitee”) and the Fund and each of its and each of its Affiliates and their respective partners, members, directors, officers, trustees, employees and agents (each, a “Fund Indemnitee”), against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys’ fees and other expenses), to which such persons may become subject under the 1940 Act, the 1933 Act, the 1934 Act, the Advisers Act, the CEA or any other statute, law, rule or regulation, arising directly out of the Subadviser’s responsibilities hereunder (i) to the extent of, and as result of, the willful misconduct, lack of good faith, gross negligence, or reckless disregard of the duties hereunder, by the Subadviser,

14

any of the Subadviser’s Affiliates (other than the Adviser) or Control Persons or any other affiliate of or any person acting on behalf of the Subadviser, (ii) as a result of any untrue statement of a material fact contained in the Fund’s Prospectus, proxy materials, reports, marketing literature, or any other materials pertaining to the Fund, including any amendment thereof or any supplement thereto, or the omission of a material fact required to be stated in such materials necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Subadviser to the Fund or written information about the Subadviser (including the Subadviser’s strategies and risks associated with those strategies in managing the Fund, and the investments made by the Subadviser on behalf of the Fund) furnished by the Adviser to the Subadviser for review and such information is approved or deemed approved by the Subadviser, (iii) to the extent of, and as a result of, a breach of any representation or warranty by Subadviser of this Agreement or (iv) to the extent of, and as a result of, refusal or failure by Subadviser or any of the Subadviser’s Affiliates (other than the Adviser) or Control Persons or any other affiliate of or any person acting on behalf of the Subadviser to comply with the terms of this Agreement; provided, however, that in no case is the Subadviser’s indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, lack of good faith or gross negligence in performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement; and provided further that the indemnification rights of Adviser Indemnitees (other than the Adviser) under this Section 10(b) (x) do not apply to disputes arising between any such Adviser Indemnitee, on the one hand, and the Subadviser and/or Adviser, on the other hand, and (y) without limiting clause (x), are intended to apply only if and to the extent that such Adviser Indemnitee is or was a party or is threatened to be made a party to any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative, legislative or otherwise (or any appeal thereof) brought against such Adviser Indemnitee by any third party to the extent of such Adviser Indemnitee’s status as a director, member, officer, affiliate or agent of the Adviser, as the case may be. The parties agree that each Adviser Indemnitee and Fund Indemnitee shall be a third party beneficiary of the terms of this paragraph (b) of Section 10.

(c)       The Adviser shall indemnify and hold harmless the Subadviser, its Affiliates and each Controlling Person of the Subadviser, if any, and their respective partners, members, directors, officers, trustees, employees and agents (each, a “Subadviser Indemnitee”) against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys’ fees and other expenses), to which such persons may become subject under the 1940 Act, the 1933 Act, the 1934 Act, the Advisers Act, the CEA or any other statute, law, rule or regulation, arising out of the Adviser’s responsibilities as investment manager of the Fund or the Adviser’s obligations hereunder (i) to the extent of, and as a result of, the willful misconduct, lack of good faith, or gross negligence, or reckless disregard of its duties hereunder, by the Adviser, any of the Adviser’s Affiliates (other than the Subadviser) or Control Persons or any affiliate of or any person acting on behalf of the Adviser, (ii) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund’s Prospectus, proxy materials, reports, marketing literature, or any other materials pertaining to the Fund, including any amendment thereof or any supplement thereto, or the omission of or alleged omission to state a material fact in such materials necessary to make the statements therein not misleading; provided, however, that in no event shall the Adviser indemnify the Subadviser or the Subadviser Indemnitees to the

15

extent that (A) such untrue statement was made in reliance upon and in conformity with written of information that was furnished by the Subadviser or (B) such omission was due to the failure of the Subadviser to provide written information that should have been furnished by the Subadviser, (iii) to the extent of, and as a result of, a breach of any representation or warranty by Adviser of this Agreement or (iv) to the extent of, and as a result of, refusal or failure by the Adviser, any of the Adviser’s Affiliates (other than the Subadviser) or Control Persons or any affiliate of or any person acting on behalf of the Adviser; provided, however, that in no case shall the Adviser’s indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misconduct, lack of good faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement; and provided further that the indemnification rights of Subadviser Indemnitees (other than the Subadviser) under this Section 10(c) (x) do not apply to disputes arising between any such Subadviser Indemnitee, on the one hand, and the Adviser, on the other hand, and (y) without limiting clause (x), are intended to apply only if and to the extent that such Subadviser Indemnitee is or was a party or is threatened to be made a party to any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative, legislative or otherwise (or any appeal thereof) brought against such Subadviser Indemnitee by any third party to the extent of such Subadviser Indemnitee’s status as a director, member, officer, affiliate or agent of the Subadviser, as the case may be. The parties agree that each Subadviser Indemnitee shall be a third party beneficiary of the terms of this paragraph (c) of Section 10.

11.       Duration and Termination.

(a)       Duration. Unless sooner terminated, this Agreement shall remain in effect until two years from the date of execution hereof, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund’s Board or vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act); provided that in either event its continuance also is approved by a majority of the Fund’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)       Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

(i)       by vote of a majority of the Fund’s Board, or by vote of a majority of the outstanding voting securities of the Fund upon 60 days’ written notice to the Subadviser;

(ii)       by the Adviser, upon at least 60 days’ written notice to the Subadviser;

(iii)       by the Subadviser upon at least 60 days’ written notice to the Adviser and the Fund; or

(iv)       by the non-defaulting party upon delivery of written notice from the non-defaulting party to the defaulting party in the event of a material breach of any provision

16

of this Agreement by the defaulting party, provided that, to the extent such material breach is capable of being cured, the non-defaulting party shall have first provided the defaulting party written notice of the material breach and the defaulting party shall have failed to cure such breach to the reasonable satisfaction of the non-defaulting party within 10 days after the delivery of such notice.

The notice provided for in (i), (ii), (iii) and (iv) above may be waived by the party required to be notified.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement. In the event of an assignment that occurs solely due to the change of control of the Subadviser, any necessary approvals or notices to continuation of this Agreement will be obtained or made at the sole expense of the Subadviser.

(c)       Effect of Expiration or Termination. If this Agreement expires or is terminated, then the Subadviser shall be entitled to receive all amounts (including any accrued but unreimbursed expenses) payable to it and not yet paid pursuant to Sections 4 and 5 hereof, as applicable.

(d)       Transactions in Progress Upon Termination. The Adviser and the Subadviser shall cooperate with each other to ensure that portfolio or other transactions in progress at the date of termination of this Agreement shall be completed by the Subadviser in accordance with the terms of such transactions, and to this end the Subadviser shall provide the Adviser with all necessary information and documentation to secure the implementation thereof.

(e)       Assistance with Valuation Upon Termination. Upon and following termination of this Agreement, the Subadviser shall and/or shall cause its Affiliates to continue to provide the Adviser and the Fund, at no cost to the Adviser or the Fund (other than costs that are required to be borne by the Adviser or the Fund), assistance with the valuation of loans or other securities held by the Fund pursuant to Section 2(j) of this Agreement to the extent such loans or other securities were originated by the Subadviser or an Affiliate of the Subadviser.

(f)       Delivery of Records Upon Termination. In the event of termination for any reason, all records of the Fund shall promptly be returned to the Adviser or the Fund, free from any claim or retention of rights in such records by the Subadviser, although the Subadviser may, at its own expense, make and retain copies of such records.

12.       Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser’s performance of its duties under this Agreement.

13.       Brand Usage.

(a)       Other than (i) in connection with required disclosures in the Prospectus or other Fund materials, and (ii) as necessary to identify relevant parties in Adviser and/or Fund related

17

regulatory filings, agreements or other documents, neither the Adviser nor the Fund shall use the Subadviser’s actual or fictitious name(s), mark, derivative and/or logo (or that of any affiliate of the Subadviser, other than that of the Adviser or of the Fund or any affiliate of the Subadviser that is an affiliate of the Subadviser solely by reason of the Subadviser’s provision of services pursuant to this Agreement) or otherwise refer to the Subadviser in any materials distributed to third parties, including the Fund’s shareholders, without prior review and written approval by the Subadviser, which may not be unreasonably withheld or delayed. Upon termination of this Agreement, the Adviser and the Fund, shall, to the extent applicable and as soon as is reasonably possible, cease to use the Subadviser’s actual or fictitious name(s), mark, derivative and/or logo.

(b)       Other than (i) in connection with required disclosures in the Prospectus or other Fund materials, and (ii) as necessary to identify relevant parties in Subadviser and/or Fund related regulatory filings, agreements or other documents, the Subadviser shall not use the Adviser’s or Fund’s actual or fictitious name(s) (or that of any other affiliate of the Adviser) (including the initials “OFI”) or otherwise refer to the Adviser or the Fund in any materials distributed to third parties, including the Fund’s shareholders, without prior review and written approval by the Adviser, which may not be unreasonably withheld or delayed. Upon termination of this Agreement, the Subadviser shall, to the extent applicable and as soon as is reasonably possible, cease to use the actual or fictitious name(s), mark, derivative and/or logo of the Adviser and the Fund.

14.       Amendment. This Agreement may be amended only by mutual written consent of the parties, provided that the terms of any material amendment shall not be effective unless and until approved, if such approval is required by applicable law, by: (a) the Board or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act) and (b) the vote of a majority of those Trustees of the Fund who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

15.       Confidentiality. Subject to their obligations under this Agreement and the duties of the Subadviser or Adviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, each party shall treat as confidential and not disclose any information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof (collectively, “Fund Information”). The Subadviser and Adviser each shall not use knowledge of non-public information regarding the Fund’s portfolio as a basis to place or recommend any securities transactions for its own benefit to the detriment of the Fund.

Subject to its obligations under this Agreement and the duties to comply with applicable law, including any request or demand of any regulatory or taxing authority having jurisdiction, the Adviser shall treat as confidential and not disclose any information produced or provided by the Subadviser and/or its Affiliates or Control Persons relating to any such persons (excluding, for the avoidance of doubt, any Fund Information) (collectively, “Subadviser Information”).

Subject to its obligations under this Agreement and the duties to comply with applicable law, including any request or demand of any regulatory or taxing authority having jurisdiction,

18

the Subadviser shall treat as confidential and not disclose any information produced or provided by the Adviser and/or its Affiliates or Control Persons (collectively, “Adviser Information”).

Notwithstanding the foregoing, the terms “Fund Information,” “Subadviser Information” and “Adviser Information” shall not, for the purposes of this Agreement, include any information which (a) at the time of disclosure or thereafter is or becomes available to and known by the public other than as a result of a disclosure by a party, its Affiliates or Control Persons in breach of this Agreement, (b) was or becomes available to a party on a non-confidential basis from a source other than the Adviser, the Subadviser or the Fund or any of their Affiliates or Control Persons; provided that such source is not known to the party to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of secrecy to, the Adviser, Subadviser or the Fund, or (c) has been independently developed by a party or any of its Affiliates or Control Persons without using Fund Information and without violating any of its obligations under this Agreement.

In the event that a party is requested or required to disclose any Fund Information, Subadviser Information or Adviser Information pursuant to applicable law, governmental rule or regulation, court order, administrative or arbitral proceeding or by any regulatory authority having jurisdiction over the party or its Affiliates or Control Persons, the disclosing party shall provide (unless prohibited by law or regulation or not reasonably practicable) the non-disclosing party with prompt written notice in advance, if possible, but otherwise promptly thereafter, of any such request or requirement.

16.       Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile or e-mail with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)	If to the Subadviser:

The Carlyle Group
520 Madison Avenue
New York, NY 10022

Attention: COO of Carlyle Global Credit
Email: Justin.plouffe@carlyle.com

with an additional notice to:

The Carlyle Group

1001 Pennsylvania Avenue, NW

Washington, DC 20004

Attention: Office of the General Counsel

Email: Jeffrey.Ferguson@carlyle.com

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with copies to:

Simpson Thacher & Bartlett LLP

900 G Street NW

Washington, DC 20001

Attention: Rajib Chanda

Email: rajib.chanda@stblaw.com

(b)       If to the Adviser:

OC Private Capital, LLC

225 Liberty Street

New York, NY 10281-1008

Attention: Kamal Bhatia

Email: kbhatia@ofiglobal.com

with copies to:

Chief Compliance Officer

Attention: Stephen Volpe

Email: svolpe@ofiglobal.com

Assistant Secretary

Attention: Joseph Benedetti

Email: jbenedetti@ofiglobal.com

(c)        If to the Fund:

OFI Carlyle Private Credit Fund

c/o Secretary of the Fund

225 Liberty Street

New York, NY 10281-1008

Attention: Kamal Bhatia

E-mail: kbhatia@ofiglobal.com

with copies to:

Chief Legal Officer

Attention: Joseph Benedetti

E-mail: jbenedetti@ofiglobal.com

Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
Attention: Richard Horowitz

Email: richard.horowitz@dechert.com

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Such notice shall be deemed effective when provided in accordance with this Section 16.

17.       Governing Law, Jurisdiction, etc. This Agreement shall be governed by and construed in accordance with substantive laws of the State of New York without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control. The state and federal courts sitting within the State and County of New York shall be the sole and exclusive forums for any action or proceeding hereunder and the parties hereto consent to the jurisdiction thereof. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument. The parties may exchange facsimiles or .pdf images by email of actual signatures in lieu of mailing physical copies of counterparts.

19.       Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” “assignment” and “vote of a majority of the outstanding voting securities” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted or guidance as may be issued by the SEC.

20.       Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

21.       Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

22.       Entire Agreement. This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof. Each party shall perform such further actions and execute such further documents as are necessary to effectuate the purpose of this Agreement. The Fund is an intended third-party beneficiary of this Agreement.

23.       Survival. The provisions of Sections 2(h), 2(k), 9, 10, 11(c), 11(d), 11(e), 11(f), 13, 15, 16, 17 and 23 shall survive termination of this Agreement.

[Remainder of page left intentionally blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

ADVISER

OC Private Capital, LLC

By: /s/ Kamal Bhatia

Name: Kamal Bhatia

Title: Director and Chief Executive Officer

SUBADVISER

Carlyle Global Credit Investment Management L.L.C.

By: /s/ Jeffrey W. Ferguson

Name: Jeffrey W. Ferguson

Title: Managing Director

[Signature Page to Sub-advisory Agreement]

EXHIBIT A TO

SUB-ADVISORY AGREEMENT

Sub-advisory Fee

The Adviser shall pay the Subadviser 40% of all Management Fees received by the Adviser pursuant to the Investment Advisory Agreement between the Fund and the Adviser.